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                                                                     EXHIBIT 5.1

COOLEY GODWARD LLP

                                       ATTORNEYS AT LAW        Broomfield, CO
                                                               720 566-4000
                                       Five Palo Alto Square   Reston, VA
                                       3000 El Camino Real     703 456-8000
                                       Palo Alto, CA           San Diego, CA
                                       94306-2155              858 550-6000
                                       Main 650 843-5000       San Francisco, CA
                                       Fax  650 849-7400       415 693-2000
February 17, 2004
                                       www.cooley.com

Peninsula Pharmaceuticals, Inc.
1751 Harbor Bay Parkway
Alameda, CA 94502

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Peninsula Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 6,612,500 shares of common stock (the "Shares"), including up to 5,750,000 shares to be sold by the Company and 862,500 shares for which the Underwriters have been granted an over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:  /s/ Barclay J. Kamb
     -------------------------------
      Barclay J. Kamb